                                                                   EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-8) for the registration of 1,000,000 shares of its common stock pertaining to the Michaels Stores, Inc. 1997 Employees Stock Purchase Plan of our report dated March 12, 1997, with respect to the consolidated financial statements of Michaels Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 1, 1997, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP
                                                 ------------------------------
                                                 Ernst & Young LLP

Dallas, Texas
October 8, 1997


















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